United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)
(302) 594-5000
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
PRESS RELEASE OF HERCULES INCORPORATED, 04/08/2004

Item 9. Regulation FD Disclosure.

On April 8, 2004, Hercules Incorporated (“Hercules”) announced the closing of the refinancing of its senior bank credit facility in the amount of $400 million of a new term loan and a $150 million committed revolving credit facility and the private offering of $250 million in aggregate principal amount of 6 3/4% senior subordinated notes due 2029. The senior subordinated notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Hercules also announced that it will cause Hercules Trust I (the “Trust”) to be dissolved, Hercules’ 9.42% junior subordinated deferrable interest debentures due 2029 to be distributed to the holders of the Trust’s 9.42% trust preferred securities and notice of the redemption of the debentures to be given to the holders thereof. The redemption date will be May 10, 2004. A press release related to the closing of the transactions, dated April 8, 2004, was issued by Hercules and is furnished as an exhibit hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless Hercules expressly states otherwise.

Exhibits.

99.1	Press Release of Hercules Incorporated dated April 8, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2004	By:	HERCULES INCORPORATED

/s/ Stuart C. Shears
Stuart C. Shears
Vice President and Treasurer

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EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Hercules Incorporated dated April 8, 2004